SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT (the "Agreement") is entered into as of October 1, 2003 and is between COSCINA BROTHERS COFFEE CO. LLC, a Hawaii limited liability company (the "Lessor), Pacific Land and Coffee Corporation, a Hawaii corporation ("Lessee").


                                                  R E C I T A L S


         A.       Lessor leases certain coffee roasting equipment
(the "Equipment") located at
Lessor's place of business and is willing to lease the Equipment to Lessee.

         B. Lessee and Lessor are affiliated in that Al Coscina is an owner of Lessor and a shareholder and officer and director of Lessee.

         NOW THEREFORE, in consideration of the Recitals, and the covenants and conditions hereinafter set forth, Lessee and Lessor agree as follows:

         1. Lease. Lessor hereby leases the Equipment on a per pound basis.

         2.       Compensation.  Lessee shall pay Lessor $.75 per pound, minimum
 $750 per   calendar month.

         3. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall remain in effect until December 31, 2007, subject to cancellation by either party
at any time on 30 days' notice.

         4. Miscellaneous. The interpretation of this Agreement shall be governed by the local law of the State of Hawaii.  This Agreement contains the entire agreement between the
parties hereto with respect to the subject matter thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COSCINA BROTHERS COFFEE CO. LLC


By:          /s/ Al Coscina
             Al Coscina

PACIFIC LAND AND COFFEE CORPORATION

By:          /s/ Dale G. Nielsen




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